                                                                   EXHIBIT 4.3

THE WARRANTS EVIDENCED BY THIS WARRANT CERTIFICATE ARE TRANSFERABLE SEPARATELY FROM THE 10% SENIOR NOTES DUE 2002 OF CIMETRIX INCORPORATED THAT WERE ORIGINALLY SOLD IN CONNECTION WITH THE ISSUANCE OF THE WARRANTS.


THE SHARES ISSUABLE ON EXERCISE OF THE WARRANT EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER EITHER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE. THIS WARRANT CANNOT BE EXERCISED AT ANY TIME, AS A WHOLE OR IN PART, ABSENT REGISTRATION OF THE SHARES ISSUABLE ON EXERCISE OF THIS WARRANT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND EVERY APPLICABLE STATE SECURITIES LAW.


                              WARRANT CERTIFICATE


NO.[ ___________]                                       [_____________] SHARES


                             CIMETRIX INCORPORATED

                         COMMON STOCK PURCHASE WARRANT

                    Void after 5:00 P.M. on October 1, 2002


         CIMETRIX INCORPORATED (the "Company"), a Florida corporation, certifies that [____________________________________________________________]
or registered assigns (the "Registered Owner") is entitled to purchase from the Company pursuant to the provisions of this Warrant Certificate [__________ _________________________] (_____) shares of Common Stock of the Company, at a purchase price of $2.50 per share (the "Warrant Price"). The warrant evidenced by this Warrant Certificate (this "Warrant") expires at 5:01 P.M., New York time, on October 1, 2002 (the "Expiration Date"), and is subject to the terms and conditions set forth in this Warrant Certificate. The Warrant Price and the amount and character of securities issuable upon exercise of this Warrant are subject to adjustment as provided in this Warrant Certificate.


         1. SERIES OF WARRANTS. This Warrant is one of a duly authorized series of Common Stock Purchase Warrants of the Company that are designated as "Cimetrix Incorporated Common Stock Purchase



         2. EXERCISE OF WARRANT. This Warrant is exercisable by the Registered Owner, as a whole, in part, or in increments of 250 shares of Common Stock, at any time or from time to time during the period after October 31, 1998, and before the Expiration Date, provided the shares of Common Stock issuable on exercise of this Warrant have been registered under the Securities Act of 1933, as amended, and either registered or qualified for an exemption under any aplicable state securities laws. To validly exercise this Warrant, the Registered Owner must deliver to the Company at its principal office at 100 North Tampa Street, Tampa, Florida 33602, this Warrant Certificate, a Subscription Notice in substantially the form appended to this Warrant Certificate, duly executed by the Registered Owner or his duly authorized attorney-in-fact, and full payment for the aggregate Warrant Price for the number of shares of Common Stock subscribed for purchase, which may be paid by certified or official bank check payable to the order of the Company, by tendering to the Company Senior Notes in an aggregate principal amount, plus accrued and unpaid interest, equal to the aggregate Warrant Price, or by any combination of Senior Notes, certified check, or official bank check. The date when the Registered Owner has satisfied all the preceding requirements will constitute the exercise date. If this Warrant is exercised partially and has not expired, the Company promptly shall reissue and deliver to the Registered Owner at the Company's sole expense a new Warrant Certificate of like tenor in the name of the Registered Owner that specifies on its face the number of shares of Common Stock that remain issuable pursuant to this Warrant.

Warrants, Series 1997" (the "Series 1997 Warrants") and were issued in connection with the issuance of the Company's 10% Senior Notes due September 30, 2002 (the "Senior Notes") and collectively evidence as of the date when this Warrant was originally issued, as stated at the end of this Warrant Certificate (the "Original Issue Date"), the right to purchase up to [_________] shares of Common Stock at the Warrant Price.


         3. SEPARATION OF WARRANTS AND SENIOR NOTES. The Series
1997 Warrants were issued in connection with the Senior Notes, with a Warrant for 250 shares of Common Stock issued for each $1,000 principal amount of Senior Notes. The Warrants are immediately transferable separately from the Senior Notes.


         4. RESERVATION AND LISTING OF STOCK. The Company shall reserve and keep available until the Expiration Date, solely for issuance and delivery upon exercise of this Warrant, the total number of shares of Common Stock issuable from time to time pursuant to this Warrant, taking into account the anti-dilution and other adjustment rights of the Registered Owner. In addition, the Company shall take all necessary or appropriate action to assure that it validly and legally may issue fully paid, nonassessable shares of Common Stock upon the exercise of this Warrant. If the Common Stock is listed for trading on a national securities exchange and registered under the Securities Exchange Act of 1934, as amended, the Company, at its sole expense, shall list on that national securities exchange, upon official notice of issuance pursuant to the exercise of this Warrant, all shares of Common Stock issued or issuable upon the exercise of this Warrant, and the Company shall maintain that listing until this Warrant expires.

         5. TRANSFER RESTRICTIONS. The shares of Common Stock issuable upon exercise of this Warrant were not registered under the Securities Act of 1933, as amended, or the securities laws of any state on the Original Issue Date. Consequently, this Warrant cannot be exercised until the Warrant Shares are registered under the Securities Act of 1933, as amended, and either registered or qualified for an exemption under any applicable state securities law. Each Warrant Certificate issued in exchange or substitution for this Warrant Certificate will bear a legend substantially identical to the one appearing on the face of this Warrant Certificate until the Warrant Shares have been so registered.

         The Company may require, as a condition to allowing any exercise, exchange, or transfer of either this Warrant or any shares of Common Stock previously issued upon exercise of this Warrant (and not registered under the Securities Act of 1933, as amended, when issued) that the transferee or the Registered Owner (as the case might be) deliver to the Company either (a) evidence that the exercise, exchange, or transfer has been registered under the Securities Act of 1933, as amended, and every applicable state securities law or (b) a satisfactory opinion of legal counsel to the effect that registration of the transaction is not required under those laws.

         6. REGISTRATION OF WARRANT SHARES. The Company shall use its best efforts to (a) prepare and file with the United States Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended, a Registration Statement on Form S-3 to register the shares of Common stock issuable upon exercise of the Series 1997 Warrants (the "Warrant Shares"), (b) cause that Registration Statement to be declared effective by the SEC before November 1, 1998, and (c) cause that Registration Statement to remain effective through the Expiration Date or, if earlier, the date when all the Series 1997 Warrants have been fully exercised.

         7. DELIVERY OF STOCK CERTIFICATES. Within ten calendar days after the exercise date of this Warrant, the Company shall issue and deliver to the Registered Owner one or more certificates in the name of the Registered Owner for that number of fully paid and nonassessable shares of Common Stock that the Registered Owner purchased pursuant to the exercise of this Warrant, plus, instead of any fractional share of Common Stock to which the Registered Owner otherwise would be entitled, a cash sum equal to the product of (a) that fraction, multiplied by (b) the "Market Value" of one full share of Common Stock as of the exercise date of this Warrant. The Company shall pay all costs and taxes (excluding income taxes) associated with the issuance of every stock certificate.

         For purposes of this Warrant, the "Market Value" of one full share of Common Stock will be (i) the last reported sale price of a share of Common Stock on the principal national securities exchange on which this Common Stock is traded on the exercise date of this Warrant, or (ii) if the Common Stock is not traded on a national securities exchange but is quoted in the Nasdaq National Market System, the last sale price of a share of Common Stock quoted in the Nasdaq National Market System on the exercise date of this Warrant, or
(iii) if the Common Stock is not quoted in the Nasdaq National Market System, the mean arithmetic average of the high bid and the low asked quotations for a share of Common Stock in the Nasdaq System or the OTC Bulletin Board, "over-the-counter" market on the exercise date of this Warrant. If a sale price or bid and asked quotations for the Common Stock are unavailable on the exercise date of this Warrant, the "Market Value" will be based on the closing sale price or the bid and asked quotations (as the case may be) of a share of Common Stock for the next preceding day for which a closing sale price or bid and asked quotations for the Common Stock are available.

         8. EXCHANGE OR TRANSFER. This Warrant is transferable at any time as a whole or in part, but only on the books of the Company, only by the Registered Owner or his duly authorized attorney-in-fact. The Company may treat the Registered Owner as the absolute owner of this Warrant for all purposes, notwithstanding any notice to the contrary. If the Registered Owner properly indorses and surrenders this Warrant Certificate to the Company for exchange, the Company shall issue and deliver to, or upon the order of, the Registered Owner one or more new Warrant Certificates of like tenor in the name of the Registered Owner (or as the Registered Owner otherwise directs) that specify on their face the aggregate number of shares of Common Stock then issuable pursuant to this Warrant. The Company shall pay all costs and taxes (excluding income taxes) associated with the exchange or transfer of this Warrant.

         9. ANTI-DILUTION. If the Company does any of the following (a "Dilutive Event"), with or without consideration, at any time after the Original Issue Date and before the Expiration Date: (a) becomes a subsidiary of any other entity pursuant to a tender offer or exchange offer; (b) merges into, consolidates with, effects a share exchange with, or transfers all or substantially all its assets to, any other entity; (c) makes any distribution of its assets to holders of its Common Stock as a liquidation or partial liquidation or return of capital; (d) changes, divides, contracts, increases, or otherwise reclassifies its Common Stock into the same or a different number of shares, with or without par value, or into shares of any class or classes; or (e) declares or distributes to the holders of Common Stock, without their payment therefor, (i) a noncash dividend payable in any property or securities of the Company, or (ii) cash, property, or securities in connection with a spin-off, split-up, reclassification, recapitalization, combination of shares, or similar rearrangement of the Company's capital stock; then, upon the exercise of this Warrant after the record date or occurrence of each Dilutive Event, the Registered Owner will be entitled to receive in exchange for the Warrant Price, in addition to, or in substitution for, each share of Common Stock otherwise issuable upon exercise of this Warrant, the additional or different amount of shares of Common Stock and other securities and property (including cash) that the Registered Owner would have been entitled to receive if the Registered Owner had (A) exercised this Warrant immediately before the record date or occurrence of the first Dilutive Event and had been the record owner of one share of Common Stock during the period beginning on that date and ending on the actual exercise date of this Warrant, and (B) had participated in every ensuing Dilutive Event and retained all shares of Common Stock and all other or additional securities and property (including cash) receivable during that period as a result of those Dilutive Events. Whenever there is an adjustment in the number or kind of securities and other property (including cash) issuable upon exercise of this Warrant, the Company promptly shall deliver to the Registered Owner a notice describing in reasonable detail the facts requiring the adjustment and the number and kind of securities and other property (including cash) issuable upon exercise of this Warrant after the adjustment.

         10. NOTICE OF DILUTIVE EVENTS. The Company shall give the Registered Owner at least 15 days' advance notice of any proposed action that would require an adjustment to the amount of Common Stock (or other securities or property) issuable upon exercise of this Warrant, stating in the notice the proposed record or issue date for the action, although any failure to notify the Registered Owner of a proposed action or any defect in the notice will not affect the validity of the action. Upon the occurrence of a Dilutive Event, the Company, at its sole expense, shall cause its chief financial officer or independent certified public accountants to promptly compute the requisite adjustment the amount of Common Stock (or other securities or property) issuable upon exercise of this Warrant in accordance with the terms of this Warrant and deliver to the Registered Owner a certificate stating the amount and nature of the adjustment, the facts on which the adjustment is based, and the number of shares of Common Stock outstanding, or considered to be outstanding, for purposes of the adjustment computation.

         11. REPLACEMENT OF WARRANT CERTIFICATE. Upon its receipt of reasonable evidence of the loss, theft, destruction, or mutilation of any Warrant Certificate and (in the case of any loss, theft, or destruction) a written indemnity agreement from the Registered Owner in favor of the Company, or (in the case of any mutilation) upon surrender and cancellation of the mutilated Warrant Certificate, the Company shall execute and deliver to the Registered Owner at the Company's sole expense a new Warrant Certificate of like tenor in exchange or substitution for the Warrant Certificate that has been lost, stolen, destroyed, or mutilated.

         12. ANTI-AVOIDANCE. The Company shall not avoid or seek to avoid (by merger, dissolution, reorganization, consolidation, sale of assets, amendment of its Articles of Incorporation, or any other voluntary act, deed, or means) the performance or observance of any covenant, condition, or stipulation to be performed or observed by it under this Warrant Certificate, but shall act in good faith at all times to carry out all provisions of this Warrant Certificate. In particular, and without limiting the generality of the foregoing, the Company shall not do any of the following after the Original Issue Date: (a) increase the par value of the Common Stock to a per share amount that exceeds the Warrant Price; (b) authorize without the approval of the Company's shareholders any shares of another class of capital stock that has the right, in the absence of contingencies, to elect a majority of the directors of the Company (even if those voting rights have been suspended by the occurrence of a contingency) or to receive all or any portion of the current dividends and liquidating distributions of the Company after the payment of dividends and distributions in respect of any shares of capital stock entitled to preferences; or (c) sell, exchange, or transfer all or substantially all the assets of the Company to any other person or entity or effect a share exchange with any other entity, unless the acquiring party expressly assumes in writing and agrees to be bound by all of the terms of this Warrant Certificate or unless adequate provision is made in connection with the sale, exchange, or transfer to assure that the Registered Owner of this Warrant receives upon exercise of this Warrant the securities and property (including cash) to which it, he, or she is entitled pursuant to this Warrant. Notwithstanding the foregoing, this section is not to be construed to preclude the Company from entering into a transaction (including without limitation a merger, sale of assets, share exchange, reorganization or any other transaction) that would result in a transfer of some or all of the stock or assets of the Company, unless the transaction is entered into merely to avoid the performance of this Warrant Certificate.

         13. NOTICES. The Company promptly shall notify the Registered Owner of any change in its principal office address and of every record date established by the Company for any Dilutive Event or otherwise determining shareholders entitled to vote at any meeting or to receive payment of any dividend or other distribution, whether made in cash, property, or securities. Every notice or other communication that the Company is required or permitted to give to the Registered Owner pursuant to this Warrant will be valid only if it is in writing, addressed to the Registered Owner at the address listed at the end of this Warrant Certificate, or at the address that the Registered Owner has most recently furnished in writing to the Company, and delivered personally or by commercial courier or first class, postage prepaid, certified or registered, United States mail. A validly given notice or communication by the Company will be effective upon its receipt.

         14. COMMON STOCK DEFINITION. As used in this Warrant Certificate, "Common Stock" means all the authorized capital stock of the Company (however classified or designated and whether authorized on or after the Original Issue
Date) that is registered under Section 12 of the Securities Exchange Act of 1934, as amended, is traded on a national securities exchange, quoted in any automated quotation system of the National Association of Securities Dealers, Inc., or publicly traded in an over-the-counter market, and confers on the holders of it, as a class, the following rights: (a) the right to all or a portion of the current dividends and liquidating distributions of the Company, without limitation as to amount, but after the payment of dividends and distributions on any shares of capital stock entitled to preference; and (b) in the absence of contingencies, the right to vote for the election of a majority of the directors of the Company (even if those voting rights have been suspended by the occurrence of a contingency). On the Original Issue Date, the Common Stock consisted of the Company's .0001 par value common stock.

         15. MISCELLANEOUS. The validity, construction, interpretation, and enforcement of this Warrant are governed by the laws of the State of Florida and the federal laws of the United States of America, excluding the laws of those jurisdictions pertaining to the resolution of conflicts with laws of other jurisdictions. A waiver, amendment, modification, or termination of this Warrant will be valid and effective only if it is in writing and signed by the Company and the Registered Owner of this Warrant. The headings of the sections of this Warrant Certificate are solely for convenient reference and do not constitute part of the terms and conditions of this Warrant.


ORIGINAL ISSUE DATE:  ________________, 1997.


                                              CIMETRIX INCORPORATED



ATTEST:                                       By:                        (SEAL)
                                                 ------------------------
                                                 Authorized Officer
--------------------------------
                       Secretary

NAME AND ADDRESS OF REGISTERED OWNER:

--------------------------------
           Full Name

--------------------------------
        Street Address

--------------------------------
City       State        Zip Code

                              SUBSCRIPTION NOTICE
                    (To be executed by the Registered Owner)



TO:      CIMETRIX INCORPORATED

         The undersigned registered owner of the accompanying Common Stock Purchase Warrant (the "Warrant") exercises the right to purchase the number of shares of Common Stock set forth below pursuant to the terms and conditions of the Warrant and tenders with this Subscription Notice, by certified or official bank check or bank draft payable to CIMETRIX INCORPORATED, the sum stated below in full payment of the purchase price for those shares. Please issue and register in the name or names stated below, and deliver to the address listed below, a certificate or certificates representing the number of shares of Common Stock to be issued pursuant to this subscription. If the number of shares of Common Stock to be issued pursuant to this subscription is fewer than all the shares of Common Stock that can be purchased pursuant to the Warrant, please reissue to the undersigned at the address listed below a new Warrant of like tenor for the remaining shares of Common Stock that can be purchased under the Warrant.



No. of Shares: _____________                     Amount Enclosed: $___________






DATE: __________________________



                          EXECUTION CLAUSE - CORPORATE



                                             ----------------------------------
                                                     Name of Corporation


                                             By:
                                                 ------------------------------
                                                 Name:
                                                      -------------------------
                                                 Title:
                                                       ------------------------

ATTEST:                                                        (CORPORATE SEAL)

-------------------------------              ----------------------------------
                      Secretary                         Street Address

                                             ----------------------------------
                                             City         State        Zip Code

                                             (    )
                                             ----------------------------------
                                             Area Code         Telephone Number

                                             ----------------------------------
                                                    Employer I.D. Number

                         EXECUTION CLAUSE - INDIVIDUAL



     JOINT SUBSCRIBER                                  SUBSCRIBER
     (IF APPLICABLE)

---------------------------               ----------------------------------
 Full Name (please print)                       Full Name (please print)

---------------------------               ----------------------------------
        Signature                                      Signature

---------------------------               ----------------------------------
  Social Security Number                         Social Security Number

                                          ----------------------------------
                                                    Street Address

                                          ----------------------------------
                                          City           State      Zip Code

                                          (     )
                                          ----------------------------------
                                          Area Code         Telephone Number


FORM OF OWNERSHIP:      ___  Individual      ___  Tenants in common
   ___ Tenants by the entirety ___ Joint tenants with right of survivorship

REGISTER STOCK CERTIFICATE                  REGISTER WARRANT CERTIFICATE
IN THE FOLLOWING NAME(S):                   IN THE FOLLOWING NAME(S):

-----------------------------               ----------------------------------

-----------------------------               ----------------------------------


DELIVER STOCK CERTIFICATE                   DELIVER WARRANT CERTIFICATE
TO THE FOLLOWING ADDRESS:                   TO THE FOLLOWING ADDRESS:

-----------------------------               ----------------------------------

-----------------------------               ----------------------------------

                                   ASSIGNMENT


         FOR VALUE RECEIVED, the undersigned sells, assigns, and transfers unto ____________________________ the rights to purchase up to _________ shares of the Common Stock of CIMETRIX INCORPORATED that are represented by the foregoing Common Stock Purchase Warrant and appoints __________________________ as the undersigned's agent and attorney-in-fact, with full power of substitution, to transfer those rights on the books of that corporation.


DATE:
       ----------------------


SIGNATURE GUARANTEED:
                                           ------------------------------------
                                                        Signature

                                           ------------------------------------
                                                  Full Name (please print)

WITNESSES:


---------------------------
Name:
      ---------------------

---------------------------
Name:
      ---------------------